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                                                                    Exhibit 10.1


                              EMPLOYMENT AGREEMENT

                  EMPLOYMENT AGREEMENT, dated as of this 15th day of March, 2000, between INFORMATION HOLDINGS INC. (the "Company"), and Mason Slaine (the "Executive").

                                R E C I T A L S:

                  WHEREAS, Information Ventures LLC, a limited liability company with respect to which the Company is the Managing Member ("Ventures") and Executive have previously entered into an Employment Agreement dated as of December 31, 1996 (the "Original Agreement") pursuant to which Executive is currently employed by Ventures as President and Chief Executive Officer; and

                  WHEREAS, the Company, Ventures and Executive desire to replace the Original Agreement with this Agreement which will supersede the Original Agreement in all respects;

                  NOW, THEREFORE, on the basis of the foregoing premises and in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

                  Section 1. EMPLOYMENT. The Company hereby agrees to employ the Executive and the Executive hereby accepts employment with the Company, on the terms and subject to the conditions hereinafter set forth. Subject to the terms and conditions contained herein, the Executive shall serve as a President and Chief Executive Officer of the Company and, in such capacity, shall report directly to the Board of Directors and shall have such duties as are typically performed by a president and chief executive officer of a corporation, together with such additional duties, commensurate with the Executive's position as a President of the Company, as may be assigned to the Executive from time to time by the Board of Directors of the Company (the "Board of Directors"). The principal location of the Executive's employment shall be at the Company's principal executive office located in the Greater New York Area, or such other place that the Company and Executive shall jointly deem appropriate to locate the office, although the Executive understands and agrees that he may be required to travel from time to time for business reasons.

                  Section 2. (a). TERM. Unless terminated pursuant to Section 6 hereof, the Executive's employment hereunder shall

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commence on the date hereof and shall continue until June 30, 2001 (the "Initial
Term"). Thereafter, the Initial Term shall extend automatically for an indeterminate number of consecutive periods of one (1) year unless either party shall provide notice of termination not less than sixty (60) days prior to the end of the Initial Term or any subsequent one-year extension thereof. The
Initial Term, together with any extension pursuant to this Section 2, is referred to herein as the "Employment Term".

                  Section 3.  COMPENSATION.

                      (a). SALARY. As compensation for the performance of the Executive's services hereunder, the Company shall pay to the Executive an annual salary (the "Salary"). From the date hereof until June 30, 2000, the Company shall pay to Executive the Salary currently in effect under the Original Agreement. For the year from July 1, 2000 through June 30, 2001, the Company shall pay to Executive a Salary of $700,000. For the year from July 1, 2001 through June 30, 2002, the Company shall pay to Executive a Salary of $750,000. The Salary shall be payable in accordance with the payroll practices of the Company as the same shall exist from time to time. In no event shall the Salary be decreased during the Employment Term.

                      (b). BONUS PLAN. The Executive shall be eligible to receive an annual cash bonus ("Bonus") which shall be determined by the Board of Directors.

                      (c). BENEFITS. In addition to the Salary and Bonus, if any, the Executive shall be entitled to participate in health, insurance, pension, automobile and other benefits provided to other senior executives of the Company on terms no less favorable than those available to such senior executives of the Company. The Executive shall also be entitled to the same number of vacation days, holidays, sick days and other benefits as are generally allowed to other senior executives of businesses of comparable size and geography as the Company, including a leased car. In addition to the regular health insurance provided to other senior executives of the Company, the Company shall provide Executive with supplemental health insurance providing for up to $25,000 reimbursement to Executive for medical bills not covered by the Company's regular health insurance plan.

                      (d). STOCK OPTIONS. On the date hereof, the Company shall grant (the "Initial Grant") to Executive options to purchase 200,000 shares of the common stock of the Company, par value $0.01 per share (the "Common Stock") (the option to purchase any one share of Common Stock hereafter referred to as



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an "Option"). With respect to the Initial Grant, the grant of 6,000 Options shall be subject to the approval of the shareholders of the Company at the next annual meeting of shareholders. On the date that is the first anniversary of the date hereof, provided Executive is then employed by the Company, the Company shall grant to Executive additional Options to purchase 200,000 shares of Common Stock. Each Option shall have an exercise price equal to the fair market value of one share of Common Stock as of its respective date of its grant. The Options shall be unexercisable until vested. The Options shall vest and become exercisable at the rate of 100,000 on the first anniversary of the respective date of grant and an additional 100,000 on the second anniversary of the respective date of grant. To the extent not already vested, all outstanding Options shall become immediately vested and exercisable upon a Change of Control, as defined herein. The Options shall be granted pursuant to the Information Holdings Inc. 1998 Stock Option Plan (the "Option Plan") and shall have such other terms and conditions as are set forth in the Option Agreement attached hereto as Exhibit A.

                  Section 4. EXCLUSIVITY. During the Employment Term, the Executive shall devote his full time to the business of the Company, shall faithfully serve the Company, shall in all respects conform to and comply with the lawful and reasonable directions and instructions given to him by the Board of Directors in accordance with the terms of this Agreement, shall use his best efforts to promote and serve the interests of the Company and shall not engage in any other business activity, whether or not such activity shall be engaged in for pecuniary profit, except that the Executive may (i) participate in the activities of professional trade organizations related to the business of the Company, (ii) serve on the board of directors of other companies which do not have competing interests with the business interests of the Company and (iii) engage in personal investing activities with respect to companies and other entities that do not have competing interests with those of the Company; PROVIDED that activities set forth in these clauses (i), (ii) and (iii), either singly or in the aggregate, do not interfere in any material respect with the services to be provided by the Executive hereunder or conflict with Executive's duty of loyalty to the Company; and FURTHER PROVIDED that the foregoing shall not preclude the Executive from owning less than 2% of the shares of a public company.

                  Section 5. REIMBURSEMENT FOR EXPENSES. The Executive is authorized to incur reasonable expenses in the discharge of


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the services to be performed hereunder, including expenses for travel, entertainment, lodging and similar items in accordance with the Company's expense reimbursement policy, as the same may be modified by the Board of Directors from time to time. The Company shall reimburse the Executive for all such proper expenses upon presentation by the Executive of itemized accounts of such expenditures in accordance with the financial policy of the Company, as in effect from time to time.

                  Section 6.  TERMINATION AND DEFAULT.

                      (a). DEATH. This Agreement shall automatically terminate upon the death of the Executive and upon such event, either prior to or following a Change of Control, the Executive's estate shall be entitled to receive the amounts specified in Section 6(f) below as if termination had occurred for Good Reason prior to a Change of Control. In addition, in the event of the death of Executive, all outstanding stock options then held by Executive, issued pursuant to the Option Plan (or any successor plan), shall become fully vested and exercisable.

                      (b). DISABILITY. If the Executive is unable to perform the duties required of him under this Agreement because of illness, incapacity, or physical or mental disability, this Agreement shall remain in full force and effect and the Company shall pay all compensation required to be paid to the Executive hereunder, unless the Executive is unable to perform the duties required of him under this Agreement for an aggregate of 180 days (whether or not consecutive) during any 12-month period during the term of this Agreement, in which event this Agreement (other than Sections 6(f), 7, 8, and 10 hereof), including, but not limited to, the Company's obligations to pay any Salary or to provide any privileges under this Agreement, shall terminate at the end of the 180 days of complete disability. In addition, in the event of such termination upon disability, all outstanding stock options then held by Executive, issued pursuant to the Option Plan (or any successor plan), shall become fully vested and exercisable.

                      (c). JUST CAUSE. The Company may terminate the Executive's employment during any term hereunder with or without "Just Cause" as that term is defined below. In the event of termination pursuant to this Section 6(c) for Just Cause, the Company shall deliver to the Executive written notice setting forth the basis for such termination, which notice shall specifically set forth the nature of the Just Cause which is the reason for such termination. Termination of the Executive's employment hereunder shall be effective upon delivery of such


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notice of termination. For purposes of this Agreement, "Just Cause" shall mean:
(i) the Executive's willful failure (other than a failure resulting from Executive's complete or partial incapacity due to physical or mental illness or impairment), neglect or refusal to perform the material duties of his position hereunder which failure, neglect or refusal shall not have been corrected by the Executive within 30 days of receipt by the Executive of written notice from the Company of such failure, neglect or refusal, which notice shall specifically set forth the nature of said failure, neglect or refusal, (ii) any willful or intentional act of the Executive that has the effect of materially injuring the business of the Company or its affiliates in any material respect; (iii) conviction of the Executive for the commission of a felony; or (iv) the commission by the Executive of an act of fraud or embezzlement against the Company. No act, or failure to act, by the Executive shall be considered "willful" unless committed without good faith and without a reasonable belief that the act or omission was in the Company's best interest.

                      (d). GOOD REASON. The Executive may resign for "Good Reason" if he resigns from his employment hereunder following a Substantial Breach (as hereinafter defined) and such Substantial Breach shall not have been corrected by the Company within thirty (30) days of receipt by the Company of written notice from the Executive of the occurrence of such Substantial Breach, which notice shall specifically set forth the nature of the Substantial Breach which is the reason for such resignation. The term "Substantial Breach" means
(i) such actions taken by the Company or its Members which prevent the Executive from performing his responsibilities hereunder; PROVIDED, HOWEVER, that the Members' exercise of its right to approve or not approve any transaction shall not be deemed to be an action which would prevent the Executive from performing his responsibilities hereunder; (ii) the failure by the Company to pay to the Executive the Salary and Bonus, if any, in accordance with Sections 3(a) and 3(b) hereof; (iii) the failure by the Company to allow the Executive to participate in the Company's employee benefit plans generally available from time to time to senior executives of the Company; (iv) a material diminution in the Executive's responsibilities or authority or a requirement to relocate that is not in accordance with the provisions of Section 1 hereof; or (v) the failure of any successor to all or substantially all of the business and/or assets of the Company to assume this Agreement; PROVIDED, HOWEVER, that the term "Substantial Breach" shall not include a termination of the Executive's employment hereunder pursuant to Sections 6(b) or (c)


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hereof. The date of termination of the Executive's employment under this Section
6(d) shall be the effective date of any resignation specified in writing by the Executive, which shall not be less than thirty (30) days after receipt by the Company of written notice of such resignation, provided that such resignation shall not be effective pursuant to this Section 6(d) and the Substantial Breach shall be deemed to have been cured if such Substantial Breach is corrected by the Company during such 30-day period.

                      (e). CHANGE OF CONTROL. During the 90-day period following a Change of Control, the Executive shall have the right to immediately resign his employment. A Change of Control shall be deemed to have occurred:

                           (i) upon the acquisition by any individual, entity or
group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person"), other than Warburg, Pincus Ventures, L.P., either directly or indirectly through one or more affiliated entities (collectively "Warburg"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (x) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); PROVIDED, HOWEVER, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition by the Company, (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or (C) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B), and (C) of subsection (iii) of this Section 6(e); or

                           (ii) if individuals who, as of the date hereof,
constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; PROVIDED, HOWEVER, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or


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other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                           (iii) upon the consummation of a reorganization,
merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding (1) Warburg, (2) any corporation resulting from such Business Combination, or (3) any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                           (iv) upon the approval by the shareholders of the
Company of a complete liquidation or dissolution of the Company.

                      In the event that Executive resigns pursuant to this
Section 6(e) or if the Company terminates Executive's employment without Just Cause following a Change of Control, the Company shall pay to Executive in a lump sum an amount equal to three times (i) the Salary in effect immediately prior to the termination of employment plus (ii) the Bonus Executive received for the fiscal year immediately prior to the fiscal year in which


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his termination of employment occurred. Payments pursuant to this Section 6(e)
shall not apply to termination of Executive's employment on account of his death.

                      (f). PAYMENTS. In the event that the Executive resigns without Good Reason or the Executive's employment hereunder terminates for Just Cause, the Company shall pay to the Executive all amounts accrued but unpaid hereunder through the date of termination in respect of Salary, unused vacation or unreimbursed expenses. In the event the Executive's employment hereunder is terminated by the Company without Just Cause or by the Executive with Good Reason, in addition to the amounts specified in the foregoing sentence, (i) the Executive shall continue to receive the Salary (less any applicable withholding or similar taxes) at the rate in effect hereunder on the date of such termination periodically, in accordance with the Company's prevailing payroll practices, for a period of twelve months following the date of such termination (the "Severance Term") and (ii) the Executive (and/or his covered dependents) shall continue to receive any health or insurance benefits provided to him as of the date of such termination in accordance with Section 3(c) hereof during the Severance Term. The severance amounts payable in Section 6(f)(i) above upon a termination of employment shall only be payable in the event that Executive terminates employment prior to a Change of Control. Any severance payment to Executive for termination of employment following a Change of Control shall be governed by Section 6(e); provided, however, that the payments and benefits pursuant to the first sentence of this Section 6(f) and subsection (ii) above shall continue to apply for a termination of Executive's employment following a Change of Control. Amounts owed by the Company in respect of the Salary or reimbursement for expenses under the provisions of Section 5 hereof shall, except as otherwise set forth in this Section 6(f), be paid promptly upon any termination. Upon any termination of this Agreement, all of the rights, privileges and duties of the Executive hereunder shall cease, except for his rights under this Section 6(f) and his obligations under Sections 7, 8, 9, 10, and 11 hereunder.

                      (g) TAX RESTORATION PAYMENT. In the event it is determined that any payment or distribution of any type to or for the benefit of the Executive, pursuant to this Agreement or otherwise, by the Company, any person who acquires ownership or effective control of the Corporation, or ownership of a substantial portion of the assets of the Corporation (within the meaning of section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder) or any


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affiliate of such Person (the "Total Payments") would be subject to the excise tax imposed by section 4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are collectively referred to as , the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Tax Restoration Payment") in an amount such that, after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Tax Restoration Payment, the Executive retains an amount of the Tax Restoration Payment equal to the Excise Tax imposed upon the Total Payments.

                  Section 7.  NON-DISCLOSURE NON-INTERFERENCE AND INVENTIONS.

                      (a). NO COMPETING EMPLOYMENT. The Executive acknowledges that the agreements and covenants contained in this Section 7 are essential to protect the value of the Company's business and assets and by his current employment with the Company and its subsidiaries, the Executive has obtained and will obtain such knowledge, contacts, know-how, training and experience and there is a substantial probability that such knowledge, know-how, contacts, training and experience could be used to the substantial advantage of a competitor of the Company and to the Company's substantial detriment. Therefore, the Executive agrees that for the period commencing on the date of this Agreement and ending on the second anniversary of the termination of the Executive's employment hereunder (such period is hereinafter referred to as the "Restricted Period" and the two-year period during the Restricted Period following executive's termination of employment is hereinafter referred to as the "Post Termination Period"), the Executive shall not participate or engage, directly or indirectly, for himself or on behalf of or in conjunction with any person, partnership, corporation or other entity, whether as an employee, agent, officer, director, shareholder, partner, joint venturer, investor or otherwise, in any business activities in the United States if such activity consists of any activity undertaken or expressly contemplated to be undertaken by the Company or any of its subsidiaries or by the Executive at any time during the Employment Term; PROVIDED, HOWEVER, that the foregoing shall not preclude the Executive from owning less than 2% of the shares of a public company. Notwithstanding the foregoing, this Section 7(a) shall not apply if the Company terminates the Executive's employment without Just Cause or the Executive resigns for Good Reason pursuant to Section 6(d).


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                      (b). NONDISCLOSURE OF CONFIDENTIAL INFORMATION. The
Executive, except in connection with his employment hereunder, shall not disclose to any person or entity or use, either during the Employment Term or at any time thereafter, any information not in the public domain or generally known in the industry, in any form, acquired by the Executive while employed by the Company or any predecessor to the Company's business or, if acquired following the Employment Term, such information which, to the Executive's knowledge, has been acquired, directly or indirectly, from any person or entity owing a duty of confidentiality to the Company or any of its subsidiaries or affiliates, relating to the Company, its subsidiaries or affiliates. The Executive agrees and acknowledges that all of such information, in any form, and copies and extracts thereof, are and shall remain the sole and exclusive property of the Company, and upon termination of his employment with the Company, the Executive shall return to the Company the originals and all copies of any such information provided to or acquired by the Executive in connection with the performance of his duties for the Company, and shall return to the Company all files, correspondence and/or other communications received, maintained and/or originated by the Executive during the course of his employment.

                      (c). NO INTERFERENCE. During the Restricted Period, the Executive shall not, whether for his own account or for the account of any other individual, partnership, firm, corporation or other business organization (other than the Company), directly or indirectly solicit, endeavor to entice away from the Company or its subsidiaries, or otherwise directly interfere with the relationship of the Company or its subsidiaries with any person who, to the knowledge of the Executive, is employed by or otherwise engaged to perform services for the Company or its subsidiaries (including, but not limited to, any independent sales representatives or organizations) or who is, or was within the then most recent twelve-month period, a customer or client, of the Company, its predecessors or any of its subsidiaries. The placement of any general classified or "help wanted" advertisements and/or general solicitations to the public at large shall not constitute a violation of this Section 7(c) unless the Executive's name is contained in such advertisements or solicitations.

                      (d). INVENTIONS, ETC. The Executive hereby sells, transfers and assigns to the Company or to any person or entity designated by the Company all of the entire right, title and


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interest of the Executive in and to all inventions, ideas, disclosures and improvements, whether patented or unpatented, and copyrightable material, made or conceived by the Executive, solely or jointly, during his employment by the Company which relate to methods, apparatus, designs, products, processes or devices, sold, leased, used or under consideration or development by the Company, or which otherwise relate to or pertain to the business, functions or operations of the Company or which arise from the efforts of the Executive during the course of his employment for the Company. The Executive shall communicate promptly and disclose to the Company, in such form as the Company requests, all information, details and data pertaining to the aforementioned inventions, ideas, disclosures and improvements; and the Executive shall execute and deliver to the Company such formal transfers and assignments and such other papers and documents as may be necessary or required of the Executive to permit the Company or any person or entity designated by the Company to file and prosecute the patent applications and, as to copyrightable material, to obtain copyright thereof. Any invention relating to the business of the Company and disclosed by the Executive within one year following the termination of his employment with the Company shall be deemed to fall within the provisions of this paragraph unless proved to have been first conceived and made following such termination.

                      (e). NON-COMPETE PAYMENT. In consideration for the covenants made by Executive in this Section 7, the Company shall pay to Executive during the Post Termination Period an annual amount equal to 50% of Executive's Salary in effect as of the date immediately prior to Executive's termination of employment with the Company (the "Non-Compete Payment"). The Non-Compete Payment shall be payable in installments over the course of the Post Termination Period in accordance with the normal payroll practices of the Company as in effect from time to time; provided, however, that in the event that Executive resigns for Good Reason or is terminated without Just Cause and receives severance payments pursuant to Section 6(f)(i) herein, the Non-Compete Payment, during the first 12 months of the Post Termination Period, shall be fully offset by such severance payments and the Company's only obligation under this Section 7(e) shall be to pay the Non-Compete Payment to Executive during the second 12 months of the Post Termination Period.

                  Section 8. INJUNCTIVE RELIEF. Without intending to limit the remedies available to the Company, the Executive acknowledges that a breach of any of the covenants contained in Section 7 hereof may result in material irreparable injury to the


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Company or its subsidiaries or affiliates for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the Company shall be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction, without the necessity of proving irreparable harm or injury as a result of such breach or threatened breach of Section 7 hereof, restraining the Executive from engaging in activities prohibited by Section 7 hereof or such other relief as may be required specifically to enforce any of the covenants in Section 7 hereof.

                      Section 9. SUCCESSORS AND ASSIGNS; NO THIRD-PARTY BENEFICIARIES. This Agreement shall inure to the benefit of, and be binding upon, the successors and assigns of each of the parties, including, but not limited to, the Executive's heirs and the personal representatives of the Executive's estate; PROVIDED,


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HOWEVER, that neither party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other party. Notwithstanding the foregoing, the Company shall have the unrestricted right to assign this Agreement and to delegate all or any part of its obligations hereunder to any of its subsidiaries or affiliates, but in such event such assignee shall expressly assume all obligations of the Company hereunder and the Company shall remain fully liable for the performance of all of such obligations in the manner prescribed in this Agreement. Nothing in this Agreement shall confer upon any person or entity not a party to this Agreement, or the legal representatives of such person or entity, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

                  Section 10. WAIVER AND AMENDMENTS. Any waiver, alteration, amendment or modification of any of the terms of this Agreement shall be valid only if made in writing and signed by the parties hereto; PROVIDED, HOWEVER, that any such waiver, alteration, amendment or modification is consented to on the Company's behalf by the Board of Directress. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

                  Section 11. SEVERABILITY AND GOVERNING LAW. The Executive acknowledges and agrees that the covenants set forth in Section 7 hereof are reasonable and valid in geographical and temporal scope and in all other respects. If any of such covenants or such other provisions of this Agreement are found to be invalid or unenforceable by a final determination of a court of competent jurisdiction (a) the remaining terms and provisions hereof shall be unimpaired and (b) the invalid or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

                  Section 12.  NOTICES.

                  (i) All communications under this Agreement shall be in writing and shall be delivered by hand or mailed by overnight courier or by registered or certified mail, postage prepaid:


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                           (1) if to the Executive such address as the Executive
may have furnished the Company in writing,

                           (2) if to the Company, at c/o Warburg, Pincus
Ventures, L.P., 466 Lexington Avenue, New York, New York 10017, marked for the attention of the Board of Directors, or at such other address as it may have furnished in writing to the Executive, or

                  (ii) Any notice so addressed shall be deemed to be given: if delivered by hand, on the date of such delivery; if mailed by courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.

                Section 13. SECTION HEADINGS. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof, affect the meaning or interpretation of this Agreement or of any term or provision hereof.

                  Section 14. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding and agreement of the parties hereto regarding the employment of the Executive. This Agreement supersedes the Original Agreement and all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement.

                  Section 15. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.


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                  IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the date first above written.

                                           INFORMATION HOLDINGS INC.

                                           By: /S/ LISA RUNDLE
                                              ----------------
                                           INFORMATION VENTURES LLC
                                           BY WARBURG, PINCUS INFORMATION
                                              VENTURES, INC.
                                           MEMBER

                                           By:  /S/ DAVID E. LIBOWITZ
                                                ---------------------
                                               Name: David E. Libowitz
                                               Title: Managing Director

                                           By:  /S/ MASON SLAINE
                                                   -------------
                                                MASON SLAINE




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